UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

MEADOWBROOK INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following letter was sent to carrier partners of Meadowbrook Insurance Group, Inc. on December 30, 2014.

December 30, 2014

Dear Valued Carrier Partner,

I am writing to share some exciting news. Today we announced that Meadowbrook has signed a definitive agreement to merge into Fosun International. A copy of the press release is attached.

For those of you who may not be familiar with the company, Fosun is a Shanghai-based investment group with over $50 billion in total assets, global operations and a strong presence in insurance internationally. Notably, the acquisition of Meadowbrook marks its entry into the U.S. and enables the company to establish a significant presence in the U.S. P&C market.

We are excited about the opportunities we will have as the base of Fosun’s insurance operations in the U.S. We expect this combination will further strengthen our capital base and enhance our ability to support our customers and clients.

Importantly, this transaction does not impact our current relationship with you. We value our relationship and are committed to working together to meet the needs of policyholders. Today’s announcement is just the first step in a multi-month process. The transaction is subject to the approval of Meadowbrook’s shareholders as well as regulatory approvals and the satisfaction of other specified closing conditions. Until it is completed, which is expected in the second half of 2015, Meadowbrook will continue to operate as an independent company.

Our relationship with partners like you is of the utmost of importance to us, and we will keep you informed as we work towards the completion of this transaction. Thank you for your continued support.

Sincerely,

Robert S. Cubbin

President and Chief Executive Officer

###

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Meadowbrook Insurance Group, Inc. (“Meadowbrook”) and Fosun International Limited. The proposed merger will be submitted to the shareholders of Meadowbrook for their consideration. In connection therewith, Meadowbrook intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Meadowbrook. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE

FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Meadowbrook, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Meadowbrook will be available free of charge on Meadowbrook’s website via the investor relations section of our website at www.meadowbrook.com or www.investorcalendar.com under the heading “Documents and Filings”. Shareholders of Meadowbrook may also obtain a free copy of the definitive proxy statement by contacting Meadowbrook’s Investor Relations Contact, Karen Spaun, at (248) 204-8178.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Meadowbrook is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 14, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 5, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Meadowbrook and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication may include certain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the intent, belief, or current expectations of management, including, but not limited to, those statements that use the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond control of the Company, which could cause actual results to differ materially from such statements. Risks and uncertainties relating to the proposed transaction with the Company include, but are not limited to: the risk that the Company’s shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain relationships with agents, wholesalers, suppliers, customers, policyholders and regulators; and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission.